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                                 EXHIBIT 99.2
                                 ------------


PROXY
NOVEMBER 1999 FORM

                         PENTOSE PHARMACEUTICALS, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 12, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Special Meeting and the Joint Proxy Statement/Prospectus as supplemented by a Joint Proxy Statement/Prospectus Supplement dated November __, 1999, hereby appoints Samuel K. Ackerman, M.D., Lynnette C. Fallon, and Yukari Perrella and each of them, attorneys and proxies for the undersigned (with full power of substitution) to vote all shares of Pentose capital stock standing in the name of the undersigned at the special meeting to be held on November 12, 1999 at 10 a.m. local time at the offices of Palmer & Dodge LLP located at One Beacon Street, Boston, Massachusetts or at any adjournment or postponement thereof, in the manner designated below.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will grant authority to vote "FOR" the proposal set forth below.

              IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF
DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE BOTTOM OF THIS PROXY; YOU NEED NOT
                                MARK ANY BOXES.

                          [X] PLEASE MARK VOTES AS IN
                                  THIS EXAMPLE

1. To approve and adopt the Agreement and Plan of Merger and Reorganization, dated July 28, 1999, as amended as of November 8, 1999, among Pentose, V.I. Technologies, Inc. and certain stockholders of Pentose, pursuant to which Pentose will merge directly with and into V.I. Technologies. In the merger, each share of Pentose preferred stock and Pentose common stock, par value $0.001 per share, will be exchanged for a fraction of a share of V.I. Technologies common stock, par value $0.01 per share, unless the holder exercises appraisal rights under Delaware law. The fraction will be determined immediately prior to completion of the merger according to the formulas for each series of preferred stock and common stock specified in the merger agreement and described in the Joint Proxy Statement/Prospectus, as supplemented. adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

   [  ]        [  ]            [  ]
   FOR        AGAINST          ABSTAIN


2. In the discretion of Samuel K. Ackerman, M.D., Lynnette C. Fallon or Yukari Perrella on any other business matters or proposals as may properly come before the special meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS [  ] CHANGE AND NOTE AT RIGHT

PLEASE SIGN AND PRINT YOUR NAME. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE:                                         DATE
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PRINT NAME:
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SIGNATURE:                                         DATE
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PRINT NAME:
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                       Postage Prepaid Envelope Enclosed